Exhibit 99.1

NRG Yield, Inc. Reports Full-Year and Fourth Quarter 2014
Financial Results, Announces New Acquisitions,

and Proposes New Share Classes

Financial Highlights(1),(2)

•                  $455 million of Adjusted EBITDA for Full Year 2014

•                  $147 million of Cash Available for Distribution (CAFD) for Full Year 2014

•                  $0.375 per share quarterly dividend to Class A common stock ($1.50 per share annualized) paid on December 15, 2014 to shareholders of record as of December 1, 2014, representing a 25% year-over-year increase since fourth quarter 2013

Increasing Dividend

•                  Raising the dividend payable in first quarter of 2015 for the Company’s Class A common stock, as previously announced on February 17, 2015, to $0.39 per share ($1.56 per share annualized), representing a 4% quarter over quarter increase

Closed the Acquisition of Second Set of Assets from NRG

•                  On January 2, 2015, NRG Yield completed the acquisition of three generation assets totaling 769 megawatts(3) from NRG Energy, Inc. for $489 million in cash; assets are projected to produce an incremental $35 million of CAFD per year over the remaining term of their offtake agreements

Announced Two New Third Party Acquisitions in the First Quarter of 2015

•                  During the first quarter, NRG Yield entered into definitive agreements with Fuel Cell Energy to acquire the University of Bridgeport Fuel Cell project and with Invenergy to acquire a majority stake in Spring Canyon II and III

Reaffirming 2015 Guidance(4)

•                  Full year 2015 guidance of $705 million Adjusted EBITDA and $195 million CAFD

Proposal for New Share Classes

•                  NRG Yield is proposing a split of the Class A stock into one Class A and one low vote Class C share, and the Class B stock into one Class B and one low vote Class D share in order to enable the company to more efficiently raise future capital while maintaining its strong strategic relationship with NRG Energy, Inc.

NRG Proposal for Residential Solar Investment

•                  Opportunity from NRG to invest in a partnership of approximately 2,300 residential solar leases with an average remaining tenor of 17 years

(1)  In accordance with GAAP, 2014 and 2013 results retrospectively adjusted for the ROFO drop-down transaction which closed on June 30, 2014

(2)  In accordance with GAAP, the 2014 and 2013 results do not include the impact of the assets in the drop-down transaction which closed on January 2, 2015

(3)  Nominal summer net megawatt capacity

(4)  Guidance excludes the impact of interest on revolver temporarily used to fund the recent transaction with NRG Energy which equates to $3 million on an annualized basis

PRINCETON, NJ; February 27, 2015 — NRG Yield, Inc., (NYSE: NYLD) today reported fourth quarter 2014 Adjusted EBITDA of $114 million and CAFD of $10 million, which resulted in full year Adjusted EBITDA and CAFD for 2014 being $455 million and $147 million, respectively. Net income attributable to Class A shareholders for the twelve months ended December 31, 2014 was $16 million or $0.59 per diluted Class A common share.

“With our first full calendar year as a public company just completed, NRG Yield continues to fulfill its promise of a consistent, predictable, and steadily growing stream of cash flows paid out to our shareholders,” said NRG Yield’s Chairman and Chief Executive Officer David Crane. “Furthermore, NRG Yield’s announcement of our proposed Class C and Class D shares, once approved, will significantly enhance our ability to execute on growth transactions in close coordination with NRG Energy and third parties.”

Overview of Financial and Operating Results

Note 1: NRG Yield closed on its initial public offering (IPO) on July 22, 2013. Results for periods prior to the IPO are attributable to its predecessor.

Note 2: In accordance with GAAP, 2014 and 2013 results have been restated to include full impact of the assets in the ROFO drop down transaction which closed on June 30, 2014.

Table 1: Selected Financial Results

	Three Months Ended		Twelve Months Ended
(dollars in millions)	12/31/14	12/31/13	12/31/14	12/31/13
Operating Revenue	148	118	583	379
Net Income/(Loss)	(10)	37	81	132
Adjusted EBITDA	114	93	455	293
Cash Available for Distribution	10	22	147	111

Segment Results

Table 2: Adjusted EBITDA

(dollars in millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/14	12/31/13	12/31/14	12/31/13
Conventional	59	60	231	146
Renewable	48	24	173	110
Thermal	8	11	58	44
Corporate	(1)	(2)	(7)	(7)
Adjusted EBITDA	114	93	455	293

Table 3: Net Income/(Loss)

(dollars in millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/14	12/31/13	12/31/14	12/31/13
Conventional	31	35	109	87
Renewable	(39)	2	(14)	40
Thermal	3	5	31	20
Corporate	(5)	(5)	(45)	(15)
Net Income / (Loss)	(10)	37	81	132

For the quarter ended December 31, 2014, NRG Yield reported Net Loss of $10 million, Adjusted EBITDA of $114 million, and CAFD of $10 million. Fourth quarter Adjusted EBITDA was higher by $21 million than 2013 as a result of the addition of Alta Wind portfolio, which closed during the third quarter of 2014. Fourth quarter CAFD was $12 million lower than 2013 primarily due to additional interest payments on the debt associated with the Alta Wind assets.

Operational Performance

Table 4: Selected Operating Results

	Three Months Ended		Twelve Months Ended
(MWh and MWht in thousands)	12/31/14	12/31/13	12/31/14	12/31/13
Equivalent Availability Factor (Conventional)	97.7%	93.6%	95.1%	94.1%
Renewable Generation Sold (MWh)	684	198	1,552	854
Thermal Generation Sold (MWht)(1)	500	463	2,265	1,818

(1) Also includes Thermal MWh sold

For the fourth quarter of 2014, NRG Yield maintained strong safety performance with a zero incident rate in 2014. Additionally, generation in the renewable segment was 345% higher in the fourth quarter versus the same period in 2013 as a result of the Alta Wind acquisition. In the conventional segment, key reliability and availability metrics improved quarter over quarter.

Liquidity and Capital Resources

Table 5: Liquidity

(dollars in millions)	12/31/14	9/30/14	12/31/13
Cash and Cash Equivalents	391	372	59
Restricted Cash	22	54	67
Total Cash	413	426	126
Revolver Availability	412	423	60
Total Liquidity	825	849	186
Less: Cash used for Jan 2nd Drop Down	279	—	—
Less: Revolver Availability used for transaction	210	—	—
Total Pro Forma Liquidity	336	849	186

Total liquidity as of December 31, 2014 was $825 million, an increase of $639 million from December 31, 2013. This reflects an increase in revolver availability of $352 million, as well as changes in cash driven by:

•                  $1,915 million of cash inflows, consisting of the following items:

•                  $897 million proceeds from the issuance of long-term debt and project financings, net of debt issuance costs

•                  $630 million of proceeds from issuance of Class A common stock

•                  $223 million of net cash provided by operating activities

•                  $137 million of proceeds from renewable energy grants

•                  $28 million of other cash inflows(5)

•                  Offset by $1,643 million of cash outflows, consisting of the following items:

•                  $901 million payment for Alta Wind portfolio acquisition

•                  $357 million payment to NRG for purchase of ROFO assets

•                  $228 million for payments for long-term debt

•                  $124 million of dividends and distributions to NRG Yield shareholders and NRG

•                  $33 million in capital expenditures

Completed Purchase of Second Set of Assets from NRG

On January 2, 2015, NRG Yield completed the acquisition of the assets set forth below from NRG for $489 million. The cash consideration was funded with $279 million of cash on hand and $210 million from the revolver facility, plus assumed project debt of $737 million (as of December 31, 2014) including adjustments for working capital.

•                  Walnut Creek — 485 MW natural gas facility located in City of Industry, CA

•                  Tapestry — three wind facilities totaling 204 MW, including Buffalo Bear 19 MW in Oklahoma, Taloga 130 MW in Oklahoma, and Pinnacle 55 MW in West Virginia

•                  Laredo Ridge — 80 MW wind facility located in Petersburg, NE

This transaction is expected to contribute incremental annual Adjusted EBITDA of $120 million and CAFD of $35 million(4).

Announcing acquisitions of University of Bridgeport Fuel Cell and Spring Canyon II and III

NRG Yield entered into a definitive agreement with Fuel Cell Energy to acquire the University of Bridgeport Fuel Cell project in an all-cash transaction. The project will add an additional 1.4 MW of thermal capacity with a 12 year contract and an option for an additional 7 year extension with the University of Bridgeport in Bridgeport, CT.

NRG Yield also entered into a definitive agreement with Invenergy to acquire a majority stake in the Spring Canyon Wind facilities located in Logan County, CO in an all-cash transaction. The acquisition totals 63 MW of operating wind capacity utilizing 35 GE turbines with commercial operations achieved within the past year. The facilities have approximately 25 year remaining contract life with Platte River Power Authority and Invenergy will maintain their responsibilities as the turbine O&M provider.

The combined purchase price for the acquisitions is $41 million, subject to customary working capital adjustments. Both transactions are expected to close in the coming months and contribute Adjusted EBITDA of $3 million and CAFD of $3 million on an annualized basis.

Quarterly Dividend Updates

On November 5, 2014, the Company’s Board of Directors declared a quarterly dividend on Class A common stock of $0.375 per share ($1.50 per share annualized) which was paid on

(4) Guidance excludes the impact of interest on revolver temporarily used to fund the recent transaction with NRG Energy which equates to $3 million on an annualized basis

(5) Excludes $15 million of acquired restricted cash balances from Alta

December 15, 2014 to shareholders of record as of December 1, 2014. This equates to a 2.7% increase over the prior quarter.

On February 17, 2015, the Company’s Board of Directors declared a quarterly dividend on Class A common stock of $0.39 per share ($1.56 per share annualized) payable on March 16, 2015 to shareholders of record as of March 2, 2015. This equates to a 4% increase over the prior quarter.

Class C & D Stock

On February 26, 2015, NRG Yield filed a preliminary Proxy Statement seeking stockholder approval (including the approval of a majority of the Class A stock) to amend its governing documents to authorize a Class C and Class D stock. Shares of Class C and Class D stock will be issued through a recapitalization of the Company’s equity. The proposed recapitalization will be effectuated through a stock split of each share of the Class A stock into one Class A and one Class C share.  In addition, each share of Class B stock held by NRG will be split into one Class B and one Class D share. The Class C stock will have equal economic rights with Class A stock and a 1/100th voting right.  The Class D stock will not have any economic rights (as NRG’s economic interest is held exclusively through its ownership of NRG Yield LLC) and a 1/100th voting right.

In connection with the recapitalization, the operating agreement of NRG Yield LLC will also be amended and restated to provide for the recapitalization of the outstanding units of NRG Yield LLC.  The recapitalization will result in the creation of Class C units (to be owned by NRG Yield) and Class D units (to be owned by NRG) in each case in amounts equal to the number of Class C shares and Class D shares issued in connection with the recapitalization of NRG Yield.

The recapitalization is intended to provide NRG Yield the flexibility to raise capital for future acquisitions while also maintaining the strong strategic sponsorship of its parent, NRG Energy, Inc. NYLD intends to use the new Class C common stock for, among other things, issuance in public offerings to raise capital to finance future acquisitions, as well as in stock-based acquisitions and for equity-based compensation.

Solar Lease Opportunity

In the first quarter, NRG presented NRG Yield the opportunity to invest in a portfolio of approximately 2,300 existing residential solar leases with an average tenor of 17 years currently held by a partnership owned solely by NRG.  Subject to approval of NRG Yield’s independent directors, NRG Yield would invest cash in exchange for an ownership stake in the partnership with the cash proceeds distributed to NRG.  Under the proposed partnership agreement, NRG Yield will receive approximately 95% of the tax and cash distributions during the contracted lease term until it achieves its targeted return and 5% of the economics thereafter.

Financial Guidance

NRG Yield is reaffirming full year guidance for EBITDA and CAFD and, for the first quarter of 2015, the company expects Adjusted EBITDA of $125 million and CAFD of ($10) million, although actual results may vary depending on the operating performance of the assets.

Table 6: Adjusted EBITDA and Cash Available for Distribution Guidance(6)

(dollars in millions)	First Quarter	2015 Full Year
Adjusted EBITDA	125	705
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(13)	(72)
Cash distributions from unconsolidated affiliates	19	38
Cash interest paid	(55)	(235)
Maintenance capital expenditures	(3)	(16)
Change in other assets	(37)	(12)
Principal amortization of indebtedness	(46)	(213)
Estimated Cash Available for Distribution	(10)	195

NRG Yield Management

Gaetan Frotte, previously Vice President, Assistant Treasurer of NRG Energy, Inc., will assume a newly created role as Senior Vice President, Finance and Strategy, NRG Yield, and will become the first dedicated NYLD employee.

Announcing Transition in NRG Yield’s Investor Relations Department

NRG Yield is announcing that Matt Orendorff, previously in the Strategy and M&A Group,   has been named Managing Director of Investor Relations replacing Chad Plotkin who has assumed the role of Senior Vice President, Finance and Strategy, for NRG Home Solar at NRG Energy Inc.

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the U.S., including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than 1.8 million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield is traded on the New York Stock Exchange under the symbol NYLD. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our Adjusted EBITDA, cash available for distribution, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to

(6) Guidance excludes the impact of interest on revolver temporarily used to fund the recent transaction with NRG Energy which equates to $3 million on an annualized basis identify or successfully execute acquisitions, our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, our ability to close the drop-down transactions, and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and cash available for distribution are estimates as of today’s date, February 27, 2015, and are based on assumptions believed to be reasonable as of this date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

# # #

Contacts:

Media:	Investors:

Karen Cleeve	Chad Plotkin
609.524.4608	609.524.4526

David Knox	Lindsey Puchyr
713.537.2130	609.524.4527

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
(In millions, except per share amounts)	2014	2013 (a)	2012 (a)
Operating Revenues
Total operating revenues	$583	$379	$175
Operating Costs and Expenses
Cost of operations	214	144	114
Depreciation and amortization	136	61	25
General and administrative — affiliate	8	7	7
Acquisition-related transaction and integration costs	4	—	—
Total operating costs and expenses	362	212	146
Operating Income	221	167	29
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	27	22	19
Other income, net	3	3	2
Interest expense	(166)	(52)	(28)
Total other expense	(136)	(27)	(7)
Income Before Income Taxes	85	140	22
Income tax expense	4	8	10
Net Income	$81	$132	$12
Less: Pre-acquisition net income (loss) of Acquired ROFO Assets	17	23
Net Income Excluding Pre-acquisition Net Income (Loss) of Acquired ROFO Assets	64	109
Less: Predecessor income prior to initial public offering on July 22, 2013	—	54
Less: Net income attributable to NRG (b)	48	42
Net Income Attributable to NRG Yield, Inc.	$16	$13
Earnings Per Share Attributable to NRG Yield, Inc. Class A Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	28	23
Earnings per Weighted Average Class A Common Share - Basic and Diluted	$0.59	$0.57
Dividends Per Common Share	$1.42	$0.23

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

(b)  The calculation of income attributable to NRG excludes pre-acquisition net income of the Acquired ROFO Assets.

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year ended December 31,
	2014	2013 (a)	2012 (a)
	(In millions)
Net Income	$81	$132	$12
Other Comprehensive (Loss) Income, net of tax
Unrealized gain (loss) on derivatives, net of income tax benefit (expense) of $5, $(16), and $7	(29)	48	(20)
Other comprehensive (loss) income	(29)	48	(20)
Comprehensive Income (Loss)	52	180	$(8)
Less: Predecessor comprehensive income prior to initial public offering on July 22, 2013	—	73
Less: Pre-acquisition net income of Acquired ROFO Assets	17	23
Less: Comprehensive income attributable to NRG	28	69
Comprehensive Income Attributed to NRG Yield Inc.	$7	$15

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013 (a)
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$391	$59
Restricted cash	22	67
Accounts receivable — trade	67	51
Accounts receivable — affiliate	—	5
Inventory	18	15
Derivative instruments	—	1
Notes receivable	6	6
Renewable energy grant receivable	—	147
Deferred income taxes	16	—
Prepayments and other current assets	19	27
Total current assets	539	378
Property, plant and equipment
In service	3,788	2,459
Under construction	7	6
Total property, plant and equipment	3,795	2,465
Less accumulated depreciation	(308)	(174)
Net property, plant and equipment	3,487	2,291
Other Assets
Equity investments in affiliates	227	227
Notes receivable	15	21
Notes receivable — affiliate	—	2
Intangible assets, net of accumulated amortization of $26 and $7	1,266	103
Derivative instruments	1	20
Deferred income taxes	118	146
Other non-current assets	99	50
Total other assets	1,726	569
Total Assets	$5,752	$3,238

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS (Continued)

	December 31, 2014	December 31, 2013 (a)
	(In millions, except share information)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$160	$214
Accounts payable	19	42
Accounts payable — affiliate	44	52
Derivative instruments	31	31
Accrued expenses and other current liabilities	43	30
Total current liabilities	297	369
Other Liabilities
Long-term debt	3,890	1,569
Derivative instruments	46	16
Other non-current liabilities	39	32
Total non-current liabilities	3,975	1,617
Total Liabilities	4,272	1,986
Commitments and Contingencies	—	—
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A common stock, $0.01 par value; 500,000,000 shares authorized; 34,586,250 and 22,511,250 shares issued at December 31, 2014 and 2013	—	—
Class B common stock, $0.01 par value; 500,000,000 shares authorized; 42,738,750 shares issued at December 31, 2014 and 2013	—	—
Additional paid-in capital	1,240	621
Retained earnings	3	8
Accumulated other comprehensive loss	(9)	—
Noncontrolling interest	246	623
Total Stockholders’ Equity	1,480	1,252
Total Liabilities and Stockholders’ Equity	$5,752	$3,238

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2014	2013 (a)	2012 (a)
	(In millions)
Cash Flows from Operating Activities
Net income	$81	$132	$12
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	(3)	(6)	2
Depreciation and amortization	136	61	25
Amortization of financing costs and debt discount/premiums	10	4	—
Amortization of intangibles and out-of-market contracts	17	1	—
Changes in deferred income taxes	4	8	10
Changes in derivative instruments	9	(21)	2
Changes in other working capital	(31)	(59)	5
Net Cash Provided by Operating Activities	223	120	56
Cash Flows from Investing Activities
Acquisition of businesses, net of cash acquired	(901)	(120)	—
Payment to NRG for Acquired ROFO assets	(357)	—	—
Capital expenditures	(33)	(353)	(564)
Decrease (increase) in restricted cash	60	(43)	(12)
Decrease (increase) in notes receivable, including affiliates	8	10	(17)
Proceeds from renewable energy grants	137	25	28
Investments in unconsolidated affiliates	7	(34)	(27)
Other	11	—	(2)
Net Cash Used in Investing Activities	(1,068)	(515)	(594)
Cash Flows from Financing Activities
Capital contributions from NRG	2	171	355
Distributions and return of capital to NRG	(23)	(707)	(72)
Proceeds from issuance of Class A common stock	630	468	—
Payment of dividends and distributions	(101)	(15)	—
Proceeds from issuance of long-term debt — external	924	594	308
Payment of debt issuance costs	(27)	(5)	(12)
Payments for long-term debt — external	(228)	(72)	(37)
Payments for long-term debt — affiliate	—	(2)	(6)
Net Cash Provided by Financing Activities	1,177	432	536
Net Increase (Decrease) in Cash and Cash Equivalents	332	37	(2)
Cash and Cash Equivalents at Beginning of Period	59	22	24
Cash and Cash Equivalents at End of Period	$391	$59	$22

Supplemental Disclosures
Interest paid, net of amount capitalized	$(137)	$(63)	$(17)
Non-cash investing and financing activities:
Additions to fixed assets for accrued capital expenditures	—	1	121
Decrease to fixed assets for accrued grants	—	(207)	(1)
Decrease to fixed assets for deferred tax asset	—	(12)	—
Non-cash addition to additional paid-in capital for change in tax basis of property, plant and equipment	(14)	153	—
Non-cash capital contributions from NRG	16	80	166
Non-cash return of capital and dividends to NRG	—	(76)	—

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

Appendix Table A-1: Fourth Quarter 2014 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	31	(39)	3	(5)	(10)
Plus:
Income Tax	—	—	—	(11)	(11)
Interest Expense, net	10	45	1	13	69
Depreciation, Amortization, and ARO Expense	15	23	4	—	42
Contract Amortization	—	10	—	—	10
Merger and Transaction Costs	—	—	—	2	2
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	9	—	—	12

Adjusted EBITDA	59	48	8	(1)	114

Appendix Table A-2: Fourth Quarter 2013 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	35	2	5	(5)	37
Plus:
Income Tax	—	—	—	3	3
Interest Expense, net	11	5	2	—	18
Depreciation, Amortization, and ARO Expense	10	8	4	—	22
Contract Amortization	1	—	—	—	1
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	9	—	—	12

Adjusted EBITDA	60	24	11	(2)	93

Appendix Table A-3: YTD December 31, 2014 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	109	(14)	31	(45)	81
Plus:
Income Tax	—	—	—	4	4
Interest Expense, net	42	86	7	30	165
Depreciation, Amortization, and ARO Expense	66	52	18	—	136
Contract Amortization	—	16	2	—	18
Merger and Transaction Costs	—	—	—	4	4
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	14	33	—	—	47

Adjusted EBITDA	231	173	58	(7)	455

Appendix Table A-4: YTD December 31, 2013 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	87	40	20	(15)	132
Plus:
Income Tax	—	—	—	8	8
Interest Expense, net	24	18	8	—	50
Depreciation, Amortization, and ARO Expense	20	26	15	—	61
Contract Amortization	1	—	1	—	2
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	14	26	—	—	40

Adjusted EBITDA	146	110	44	(7)	293

Appendix Table A-5: Cash Available for Distribution Reconciliation

The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
(dollars in millions)	12/31/14	12/31/13	12/31/14	12/31/13
Adjusted EBITDA	114	93	455	293
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(13)	(16)	(74)	(62)
Cash distributions from unconsolidated affiliates	3	12	41	22
Cash interest paid	(53)	(16)	(131)	(66)
Maintenance Capital expenditures	(5)	(3)	(8)	(8)
Change in other assets	(4)	(9)	(15)	4
Principal amortization of indebtedness	(32)	(39)	(121)	(72)
Cash Available for Distribution	10	22	147	111

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash Available for Distribution (CAFD) is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.